                                                                   EXHIBIT 10.16

                             ATLANTIS EQUITIES, INC.
                              750 Lexington Avenue
                               New York, New York

                                   May 1, 2003

PRIVATE AND CONFIDENTIAL

Supercom Ltd.
Millennium Building
3 Tidhar Street
Post Office Box 2094
Raanana 43665 Israel

Attention:  Avi Shechter

Dear Mr. Schechter:

     This is to confirm our Agreement (the "Agreement") between Atlantis
Equities, Inc. or its designee ("Atlantis") and Supercom Ltd., a company organized under the laws of Israel ("Supercom"). You have agreed that Atlantis has acted as a finder and introducing party with respect to the prospective merger, consolidation or other business combination between Supercom and
PerfectData Corporation (the "Merger Transaction"). Supercom and PerfectData
Corporation have entered into a letter of intent dated April 30, 2003 (the
"Letter of Intent") with respect to the Merger Transaction. As used in this
Agreement, Supercom shall include, if applicable, any entity owned or controlled by, or affiliated with, Supercom.

     1. As compensation for the services provided by Atlantis in connection with the Merger Transaction, upon consummation of the Merger Transaction, Atlantis
(or its designees) shall be issued warrants (the "Warrants") to purchase such number of shares of Common Stock of PerfectData Corporation or any other entity resulting from the Merger Transaction (the "Warrant Shares") equal to five percent (5.0%) of the issued and outstanding shares of Common Stock of
PerfectData Corporation, or any other entity resulting from the Merger
Transaction (on a fully-diluted basis), after giving effect to the consummation of the Merger Transaction (the "Transaction Fee"); provided, however, if the net cash (as such net cash amount is calculated for purposes of the definitive merger agreement) of PerfectData at the closing of the Merger Transaction is less than $2,000,000 (or such lesser amount as provided in the second proviso of
Section 5(b) of the Letter of Intent), then the Transaction Fee shall be reduced to an amount equal to

5.0% multiplied by a fraction, the numerator of which is the net cash at Closing and the denominator of which shall be $2,000,000 (or such lesser amount as provided in the second proviso of Section 5(b) of the Letter of Intent). The
Warrants shall be exercisable for a five-year period at an exercise price of
$.01 per share. The Warrants shall provide for "piggyback" registration rights with respect to the Warrant Shares as well as any other registration rights which are granted to the officers, directors and stockholders of Supercom (the
"Insiders") with respect to shares of Common Stock received by the Insiders in the Merger Transaction.

     2. Supercom agrees to the indemnification provisions attached hereto as
Annex A (the "Indemnity Provisions"), which provisions are incorporated herein in their entirety and shall survive the termination of this Agreement. Other than as set forth in the Indemnity Provisions, nothing in this Agreement is intended to confer upon any other person (including stockholders, employees or creditors of Supercom) any rights or remedies hereunder or related hereto.
Supercom also agrees that Atlantis shall not have any liability (including without limitation, liability for any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements) in contract, tort or otherwise to Supercom, or to any person claiming through
Supercom, in connection with the engagement of Atlantis pursuant to this
Agreement and the matters contemplated hereby, except to the extent any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Atlantis.

     3. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof, and may be modified only by a written instrument duly executed by each party. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Supercom and Atlantis.

     4. The validity and interpretation of this Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New
York. New York law shall also govern any claims asserted in any suit, action or proceeding arising out of or relating to this Agreement or the Indemnity
Provisions.

     Please confirm that the foregoing correctly sets forth your understanding by signing and returning to us the enclosed duplicate copy of this letter.

Sincerely,

ATLANTIS EQUITIES, INC.

By: /s/ Robert Ellin
    --------------------------------
    Name:
    --------------------------------
    Title:
    --------------------------------

ACCEPTED AND AGREED TO:

SUPERCOM LTD.

By: /s/ Avi Schechter
    --------------------------------
    Name:
    --------------------------------
    Title:
    --------------------------------

Date: May 1, 2003